Exhibit 99-1

Strong Global Entertainment Reports First Quarter 2024 Operating Results

Mooresville, N.C., – May 14, 2024 – Strong Global Entertainment, Inc. (NYSE American: SGE) (the “Company” or “Strong Global Entertainment”) today announced operating results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

●	Revenue increased 11.2% to $11.1 million for the quarter - The acquisition of Innovative Cinema Solutions (“ICS”) and increased product sales contributed favorably to revenue growth.
●	Gross profit improved to 24.0% of revenue for the quarter from 23.3% in the prior year with favorable product mix.
●	In April 2024, announced a transaction to merge Strong/MDI Screen Systems, Inc. “(Strong/MDI”) with FG Acquisition Corp., a Canadian special purpose acquisition company, which will be renamed Saltire, Inc.

○	Transaction values Strong/MDI at $30 million. Strong Global Entertainment will retain a significant economic stake, participating in the future growth and success of Strong/MDI and Saltire.

●	Marketplace momentum for laser upgrades and our international expansion continue to position the Company for growth.

Mark Roberson, Chief Executive Officer, commented, “The first quarter of 2024 continued the positive trends from 2023 as demand for laser projection and customer upgrade initiatives favorably impact revenue and margins. The ICS acquisition continues to perform, and we believe there are other opportunities in the market to accelerate scale in the services business. The Strong/MDI transaction represents a compelling valuation, and we are very excited to participate in the future growth of Saltire.”

Select Financial Highlights

●	Revenue increased 11.2% to $11.1 million in the first quarter of 2024 from $10.0 million in the first quarter of 2023 due to increased sales of projection screens and equipment, as well as increased demand for installation and maintenance services. The increase in demand from cinema customers was due to a combination of increased sales efforts, expanded market share and a rebound in the rate of investment by exhibitors for the upgrade of their auditoriums, particularly related to the pace of laser projection upgrades. Strong Global Entertainment expects the upgrade activity to be a multi-year catalyst in the industry.

●	Gross profit increased to $2.7 million or 24.0% of revenues in 2024 compared to $2.3 million or 23.3% in 2023. The increase resulted primarily from increased demand for large format projection cinema screens and maintenance services, and this was the first full quarter of contribution from the ICS acquisition.

●	Income from operations was $0.2 million for the first quarter of 2024 compared to $0.5 million during 2023. We incurred higher general and administrative expenses in connection with operating as an independent public company following the separation in May 2023, which was partially offset by the increase in gross profit.

●	Net income from continuing operations was $0.1 million as compared to $0.6 million in 2023.

●	Adjusted EBITDA decreased to $0.4 million as compared to $0.8 million in the prior year, as increased profitability from products and services from continuing operations was offset by the increased general and administrative costs primarily related to expenses associated with operating as a stand-alone public company.

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 2 of 7
First Quarter 2024 Results

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc., a majority owned subsidiary of Fundamental Global Inc., is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States.

About Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Use of Non-GAAP Measures

Strong Global Entertainment, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 3 of 7
First Quarter 2024 Results

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

IR@strong-entertainment.com

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 4 of 7
First Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,111	$5,470
Accounts receivable, net	6,299	6,476
Inventories, net	4,446	4,079
Assets of discontinued operations	-	940
Other current assets	1,264	1,062
Total current assets	17,120	18,027
Property, plant and equipment, net	1,488	1,592
Operating lease right-of-use assets	4,697	4,793
Finance lease right-of-use asset	1,136	1,201
Goodwill	881	903
Other long-term assets	26	10
Total assets	$25,348	$26,526

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,642	$3,544
Accrued expenses	2,975	3,112
Payable to FG Group Holdings Inc.	119	129
Short-term debt	2,453	2,456
Current portion of long-term debt	271	270
Current portion of operating lease obligations	403	397
Current portion of finance lease obligations	258	253
Deferred revenue and customer deposits	1,867	1,318
Liabilities of discontinued operations	161	1,392
Total current liabilities	12,149	12,871
Operating lease obligations, net of current portion	4,361	4,460
Finance lease obligations, net of current portion	904	971
Long-term debt, net of current portion	234	301
Deferred income tax liabilities, net	135	125
Other long-term liabilities	4	4
Total liabilities	17,787	18,732

Commitments, contingencies and concentrations

Stockholders’ Equity:
Preferred stock	-	-
Paid-in-capital related to Class A and Class B common stock	15,814	15,740
Accumulated deficit	(2,785)	(2,712)
Accumulated other comprehensive loss	(5,468)	(5,234)
Total stockholders’ equity	7,561	7,794
Total liabilities and stockholders’ equity	$25,348	$26,526

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 5 of 7
First Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net product sales	$8,022	$7,204
Net service revenues	3,048	2,747
Total net revenues	11,070	9,951
Cost of products	5,938	5,465
Cost of services	2,475	2,166
Total cost of revenues	8,413	7,631
Gross profit	2,657	2,320
Selling and administrative expenses:
Selling	518	534
Administrative	1,959	1,240
Total selling and administrative expenses	2,477	1,774
Income from operations	180	546
Other income (expense):
Interest expense, net	(115)	(56)
Foreign currency transaction gain	162	117
Other income, net	25	12
Total other income	72	73
Income from continuing operations before income taxes	252	619
Income tax expense	(133)	(55)
Net income from continuing operations	119	564
Net loss from discontinued operations	(192)	(191)
Net (loss) income	$(73)	$373

Basic net (loss) income per share:
Continuing operations	$0.01	$0.09
Discontinued operations	(0.02)	(0.03)
Basic net (loss) income per share	$(0.01)	$0.06

Diluted net (loss) income per share:
Continuing operations	$0.01	$0.09
Discontinued operations	(0.02)	(0.03)
Diluted net (loss) income per share	$(0.01)	$0.06

Weighted-average shares used in computing net (loss) income per share:
Basic	7,877	6,000
Diluted	7,883	6,000

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 6 of 7
First Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income from continuing operations	$119	$564
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for (recovery of) doubtful accounts	18	(18)
Provision for obsolete inventory	14	14
Provision for warranty	10	44
Depreciation and amortization	153	179
Gain on acquisition of ICS assets	(23)	-
Amortization and accretion of operating leases	158	16
Deferred income taxes	10	(19)
Stock-based compensation expense	74	18
Changes in operating assets and liabilities:
Accounts receivable	527	593
Inventories	(419)	(284)
Current income taxes	102	130
Other assets	(216)	(418)
Accounts payable and accrued expenses	(693)	(135)
Deferred revenue and customer deposits	555	618
Operating lease obligations	(154)	(19)
Net cash provided by operating activities from continuing operations	235	1,283
Net cash used in operating activities from discontinued operations	(492)	(513)
Net cash (used in) provided by operating activities	(257)	770

Cash flows from investing activities:
Capital expenditures	(22)	(75)
Net cash used in investing activities from continuing operations	(22)	(75)
Net cash used in investing activities from discontinued operations	-	(83)
Net cash used in investing activities	(22)	(158)

Cash flows from financing activities:
Principal payments on short-term debt	(21)	(250)
Principal payments on long-term debt	(67)	(9)
Borrowings under credit facility	2,839	1,596
Repayments under credit facility	(2,765)	(225)
Payments on finance lease obligations	(61)	(25)
Net cash transferred to parent	-	(1,217)
Net cash used in financing activities from continuing operations	(75)	(130)
Net cash provided by financing activities from discontinued operations	-	-
Net cash used in financing activities	(75)	(130)

Effect of exchange rate changes on cash and cash equivalents	(5)	(20)
Net increase in cash and cash equivalents from continuing operations	133	1,058
Net decrease in cash and cash equivalents from discontinued operations	(492)	(596)
Net (decrease) increase in cash and cash equivalents	(359)	462
Cash and cash equivalents at beginning of period	5,470	3,615
Cash and cash equivalents at end of period	$5,111	$4,077

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 7 of 7
First Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

Net (loss) income	$(73)	$373
Net loss from discontinued operations	192	191
Net income from continuing operations	119	564
Interest expense, net	115	56
Income tax expense	133	55
Depreciation and amortization	153	179
EBITDA	520	854
Stock-based compensation expense	74	18
Adjust gain on purchase of ICS	(23)	-
Foreign currency transaction loss (gain)	(162)	(117)
Adjusted EBITDA	$409	$755